Exhibit 99.1

Zevra Therapeutics Enters Agreement to Sell its Rare Pediatric Disease Priority Review Voucher for $150 Million

Celebration, FL – Feb. 27, 2025 – Zevra Therapeutics, Inc. (NasdaqGS: ZVRA) (Zevra, or the Company), a commercial-stage company focused on providing therapies for people living with rare disease, today announced that it has entered into a definitive asset purchase agreement to sell its Rare Pediatric Disease Priority Review Voucher (PRV) for gross proceeds of $150 million upon the closing of the transaction, which is expected to take place within 30 to 45 days, subject to customary closing conditions.

LaDuane Clifton, Zevra’s Chief Financial Officer said, “This non-dilutive capital strengthens our balance sheet by adding gross cash proceeds of 150 million, supporting continued investment in our strategic priorities, which include executing the commercial launches of MIPLYFFATM and OLPRUVA®, and advancing our pipeline of product candidates to address unmet needs within the rare disease community.”

The PRV was granted to Zevra in September 2024 following approval by the U.S. Food and Drug Administration of MIPLYFFA (arimoclomol), which is indicated for use in combination with miglustat for the treatment of neurological manifestations of Niemann-Pick disease type C (NPC) in adult and pediatric patients 2 years of age and older. The transaction is subject to customary closing conditions, including expiration of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act (HSR). Cantor Fitzgerald acted as Zevra’s exclusive financial advisor and Latham & Watkins LLP acted as Zevra’s legal advisor for this transaction.

About Zevra Therapeutics, Inc.

Zevra Therapeutics, Inc. is a commercial-stage company combining science, data, and patient need to create transformational therapies for rare diseases with limited or no treatment options. Our mission is to bring life-changing therapeutics to people living with rare diseases. With unique, data-driven development and commercialization strategies, the Company is overcoming complex drug development challenges to make new therapies available to the rare disease community.

For more information, please visit www.zevra.com or follow us on X and LinkedIn.

Cautionary Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the potential benefits of any of our products or product candidates for any specific

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disease or at any dosage; our strategic and product development objectives; the consummation and benefits of the transaction and its impact on the Company’s balance sheet; the outcome of any required filings under the HSR; prescription enrollments; our ability to support patients as they navigate the benefits verification process to obtain either MIPLYFFATM or OLPRUVA®; availability of and access to MIPLYFFA and OLPRUVA; and the timing of any of the foregoing. Forward-looking statements are based on information currently available to Zevra and its current plans or expectations. They are subject to several known and unknown uncertainties, risks, assumptions, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of Zevra’s Annual Report on Form 10-K for the year ended December 31, 2023, Zevra’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2024, and Zevra’s other filings with the Securities and Exchange Commission]. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure that such expectations will prove correct. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

Zevra Contact

Nichol Ochsner

+1 (732) 754-2545

nochsner@zevra.com

Russo Partners Contact

David Schull

+1 (858) 717-2310

david.schull@russopartnersllc.com